Exhibit 99.4
The Scotts Miracle-Gro Company
Offer to exchange
up to $400 million aggregate principal amount of outstanding unregistered 4.375% Senior Notes due 2032
(CUSIP Nos. 810186 AV8 and U8602T AF5)
for
an equal principal amount of 4.375% Senior Notes due 2032
which have been registered under the Securities Act of 1933, as amended
Pursuant to the Prospectus dated                 , 2021

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JANUARY [__], 2022, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

                 , 2021
To our Clients:
Enclosed for your consideration is a prospectus dated                 , 2021 (the “Prospectus”) of The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) relating to the Company’s offer to exchange up to $400,000,000 in aggregate principal amount of its outstanding unregistered 4.375% Senior Notes due 2032 (the “Original Notes”) for an equal principal amount of registered 4.375% Senior Notes due 2032 (the “Exchange Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which, together, as the same may be amended, supplemented or otherwise modified from time to time, constitute the “Exchange Offer”). As described in the Prospectus, the terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes.
We are the holder of record of Original Notes held by us for your account. A tender of such Original Notes may only be made by us as the registered holder and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name. The enclosed Letter of Transmittal is being furnished to you for your information only and cannot be used to tender Original Notes held by us for your account.
We request instructions as to whether you wish for us to tender on your behalf any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.
None of the Original Notes held by us for your account will be tendered for Exchange Notes unless we receive written instructions from you to do so. If the Original Notes are not tendered for Exchange Notes, you may not be able to sell the Original Notes. See the Prospectus, including its “Risk Factors” section, for more information relating to the failure to tender Original Notes.

We urge you to read the enclosed Prospectus and Letter of Transmittal carefully before providing instructions regarding tendering your Original Notes. If you wish to tender any or all of the Original Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. Original Notes may be tendered in whole or in part. However, if you tender less than all of your Original Notes, you may tender your Original Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Original Notes on your behalf in the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City time, on January [__], 2022, unless extended. Original Notes validly tendered in the Exchange Offer may be withdrawn at any time prior to the Expiration Time.
Instructions to Registered Holder from Beneficial Owner
of 4.375% Senior Notes due 2032 of The Scotts Miracle-Gro Company
With Respect to the Exchange Offer
The undersigned hereby acknowledges receipt of the prospectus dated                 , 2021 (the “Prospectus”) of The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) relating to the Company’s offer to exchange up to $400,000,000 in aggregate principal amount of its outstanding unregistered 4.375% Senior Notes due 2032 (the “Original Notes”) for an equal principal amount of registered 4.375% Senior Notes due 2032 (the “Exchange Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which, together, as the same may be amended, supplemented or otherwise modified from time to time, constitute the “Exchange Offer”).
This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned, upon the terms and conditions of the Exchange Offer.
The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):
$ of the 4.375% Senior Notes due 2032.
With respect to the Exchange Offer, the undersigned instructs you (check appropriate box):
☐    To TENDER the following Original Notes held by you for the account of the undersigned (insert aggregate principal amount of Original Notes to be tendered): $             of the 4.375% Senior Notes due 2032.
☐    NOT to TENDER any Original Notes held by you for the account of the undersigned.
If the undersigned instructs you to tender any or all of the Original Notes held by you for the account of the undersigned, the undersigned hereby agrees and acknowledges that you are authorized:
•to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Original Notes, including but not limited to the representations that:
•the Exchange Notes are being acquired by the undersigned in the ordinary course of the undersigned’s business;

•the undersigned has no arrangement or understanding with any person to participate, the undersigned is not participating, and the undersigned does not intend to participate, in the distribution of the Exchange Notes (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”));
•the undersigned is not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of the Company;
•the undersigned is not tendering Original Notes that have, or that are reasonably likely to have, the status of an unsold allotment in the initial placement of the Original Notes; and
•if the undersigned is a broker-dealer: (i) the undersigned will receive the Exchange Notes for its own account; (ii) the undersigned acquired the Original Notes as a result of market-making activities or other trading activities; and (iii) the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act); and any holder of Original Notes who does not meet these requirements and is unable to make such representations: (i) will not be able to rely on the interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters issued to third parties with respect to exchange offers; (ii) will not be permitted to participate in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such holder’s Original Notes, unless such sale or transfer is made pursuant to an exemption from those requirements;
•to agree, on behalf of the undersigned, to the terms and conditions of the Exchange Offer as set forth in the Prospectus and the Letter of Transmittal; and
•to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Original Notes.
PLEASE COMPLETE AND SIGN BELOW

Signature(s):

Names of Beneficial Owner(s):

Title (capacity)*:

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Dated:

* If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity, please provide full title of person signing.

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) above constitutes an instruction to us to tender ALL of the Original Notes held by us for your account.